Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: FiberNet Telecom Group, Inc. Michael S. Liss President Chief Executive Officer (212) 405-6200 investor.relations@ftgx.com

FIBERNET REPORTS FIRST QUARTER 2003 RESULTS AND

ANNOUNCES REVERSE STOCK SPLIT

– Revenues and EBITDA Increase in First Quarter with Positive Cash Flow from Operations –

NEW YORK – May 7, 2003 – FiberNet Telecom Group, Inc. (Nasdaq: FTGX), a leading provider of metropolitan connectivity, today announced financial results for the first quarter of 2003. The Company’s performance was highlighted by growth in revenues and EBITDA (as defined) in the first quarter of 2003 over the fourth quarter of 2002. In addition, FiberNet generated positive cash flow from operations, which exceeded capital expenditures, resulting in positive free cash flow.

The Company’s board of directors also elected to implement a 1-for-30 reverse stock split of FiberNet’s outstanding common stock. The effective date of the reverse stock split will be Monday, May 12, 2003. As of May 12, 2003 the Company’s common stock will trade under the temporary NASDAQ ticker symbol of FTGXD for twenty trading days, after which the Company expects the ticker symbol will revert back to FTGX. For further details, please see the Company’s Form 8-K to be filed with the Securities and Exchange Commission. All of the share amounts and per share data in this press release have been adjusted to reflect the anticipated 1-for-30 reverse stock split.

First quarter revenues increased by 6% to $6.4 million, up from $6.0 million for the fourth quarter of 2002. Revenues for the first quarter of 2002 were $7.0 million; however excluding revenues from reciprocal agreements that were eliminated during the first quarter of 2002, first quarter revenues in 2002 were $6.7 million.

EBITDA (as defined) increased 26% in the first quarter of 2003 to $0.6 million from $0.5 million for the fourth quarter of 2002. Compared to the first quarter of 2002, EBITDA (as defined) increased 51% from $0.4 million for the first quarter of last year. The improvement in the current quarter’s results over the previous quarter and the comparable period of last year was the result of the Company’s ongoing cost savings initiatives and renewed top-line growth.

FiberNet generated positive cash flow from operations of $0.4 million in the first quarter of 2003. Capital expenditures for the first quarter were $0.3 million. Therefore cash flow from operations minus capital expenditures, also known as free cash flow, was also positive.

“The first quarter of 2003 produced the second consecutive quarter of sequential top-line growth. Layering that achievement over our successful cost savings initiatives has delivered improving profitability to our Company,” said Michael S. Liss, President and CEO. “Of equal importance is our generation of positive cash flow from operations and free cash flow in the first quarter. This is the first time that FiberNet has achieved these significant milestones. We believe they are meaningful indications that our business is succeeding, and they distinguish us from the many other companies in our industry that have not reached these goals.”

“We also have elected to effectuate the reverse stock split that our stockholders approved last October,” Mr. Liss added. “We believe that this consolidation of our outstanding shares is one of the final elements of our recent recapitalization to streamline our capital structure.”

During the first quarter of 2003, FiberNet continued to add new customers to its existing base of global carriers. As of March 31, 2003 the Company had 120 customers, compared to 104 customers as of December 31, 2002, and 93 customers as of March 31, 2002. Carriers are selecting FiberNet particularly for transport and colocation services in its premier carrier hotel facilities in New York City. Transport services remain the most significant component of FiberNet’s revenues, accounting for 66.4% of the total revenues generated in the first quarter of 2003. Colocation services and access management services represented 22.9% and 10.7% of revenues, respectively, for the period.

Mr. Liss commented, “The marketplace continues to recognize the value of the extensive reach of our metropolitan networks. We have become a provider-of-choice, among the emerging carriers, to solve the metro bottleneck for network connectivity in the New York City carrier market. We are also making progress with our new Network Solutions initiative to expand our product offerings outside of the metro core, winning even more business from our broad customer base.”

The net loss applicable to common stockholders for the first quarter of 2003 was $(11.2) million, or $(0.33) per share, compared to $(24.0) million, or $(1.31) per share, for the fourth quarter of 2002. Excluding the effect of early extinguishment of debt charges, net loss applicable to common stockholders for the first quarter of 2003 was $(2.2) million, or $(0.07) per share. Excluding the effect of early extinguishment of debt charges, recapitalization charges and impairment of fixed assets, net loss applicable to common stockholders for the fourth quarter of 2002 was $(3.1) million, or $(0.17) per share. The net loss applicable to common stockholders for the first quarter of 2002 was $(4.5) million, or $(2.18) per share. Included in the results for the first quarter of 2003 was a loss on the early extinguishment of debt of $9.0 million, related to the Company’s recapitalization. Included in the results for the fourth quarter of 2002 were an impairment of property, plant and equipment of $12.5 million and a loss on the early extinguishment of debt of $5.8 million, relating to the Company’s recapitalization.

Cost of services for the first quarter of 2003 was $2.1 million, compared to $2.1 million for the fourth quarter of 2002 and $2.4 million for the first quarter of 2002. Selling, general and administrative expenses for the first quarter of 2003 were $3.7 million, compared to $3.5 million in the fourth quarter of 2002, excluding $2.7 million of certain non-recurring items, and $4.2 million in the first quarter of 2002. These non-recurring items in the fourth quarter of 2002 included $2.1 million of expenses relating to the Company’s recapitalization and $0.6 million relating to a legal settlement.

Capital expenditures for the quarter ended March 31, 2003 were $0.3 million, resulting from the investments in equipment for the implementation of customer specific orders and general network improvements, compared to $0.4 million and $0.8 million in the fourth quarter and first quarter of 2002, respectively.

As of March 31, 2003, FiberNet had total assets of $112.5 million and total stockholders’ equity of $81.1 million. On January 10, 2003, the Company converted $13.4 million of senior secured indebtedness into 4.6 million shares of common stock and raised an additional $3.5 million of new equity capital in a private offering by issuing 1.0 million shares of common stock and warrants to purchase 1.9 million shares of common stock. The warrants have an exercise price of $3.60 per share and a term of five years. As a result of these transactions, the Company currently has $22.1 million of indebtedness outstanding under its senior secured credit facility, a reduction of $74.1 million from its peak of $96.2 million in the fourth quarter of 2002.

Adjusting for the Company’s pending 1-for-30 reverse stock split, as of May 7, 2003, the Company had 35.2 million shares of common stock outstanding, or 41.6 million shares of common stock outstanding on a fully-diluted basis, assuming the exercise of all outstanding options and warrants.

FiberNet Teleconference:

FiberNet will hold a teleconference for the financial community today, Wednesday, May 7, at 11:00 a.m. EDT. To participate in the teleconference please call: 800-559-1203.

A replay of the teleconference will be available beginning Wednesday, May 7 2003, 1:00 p.m. EDT/ 11:00 a.m. PDT through Wednesday, May 21, 2003. To listen to the replay by phone, call 888-843-8996 and enter pass code 7085590 and from outside the U.S. please call 630-652-3044 and enter the pass code.

About FiberNet:

FiberNet Telecom Group, Inc. deploys, owns and operates fiber-optic networks designed to provide comprehensive broadband connectivity to other telecommunications service providers for their data, voice and video transmissions. The Company’s networks provide an advanced, high bandwidth, fiber-optic solution to support the demand for network capacity and to facilitate the interconnection of multiple carriers’ networks. FiberNet’s primary business is to provide optical and electrical broadband circuits within and between carrier hotels, which are industrial buildings where service providers house their communications equipment to exchange and route communications traffic. The Company’s networks support multiple domestic and international transmission protocols including synchronous optical network, or SONET, synchronous digital hierarchy, or SDH, Ethernet, and Internet Protocol, or IP, and can deliver broadband connections with bandwidth ranging from 1.5 megabits per second to 10.0 gigabits per second, as well as optical wavelengths. FiberNet currently operates primarily in the two gateway markets of New York and Los Angeles, focusing its services in the local loop of major metropolitan areas. For more information on FiberNet, please visit the Company’s website at www.ftgx.com.

Financial Information and Forward Looking Statements:

This partial discussion of the statements of financial condition and operations of the Company should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s annual report on Form 10-K for the year ended December 31, 2002, and quarterly report on Form 10-Q for the quarter ended March 31, 2003, to be filed with the Securities and Exchange Commission.

EBITDA (as defined), as discussed above, is defined as net loss before income taxes, net interest expense, depreciation and amortization, stock related expense and other non-cash, non-recurring charges. EBITDA (as defined) is commonly used in the communications industry and by financial analysts, and others who follow the industry, to measure operating performance. EBITDA (as defined) should not be construed as an alternative to operating income or cash flows from operating activities, both of which are determined in accordance with generally accepted accounting principles, or as a measure of liquidity. Because it is not calculated under generally accepted accounting principles, FiberNet’s EBITDA (as defined) may not be comparable to similarly titled measures used by other companies. The Company believes that it is appropriate to present this financial measure because certain of the financial covenants in the Company’s credit agreement for its senior secured credit facility are based upon it.

	Consolidated Financial Data (in thousands) (unaudited) Three Months Ended
	March 31, 2003	December 31, 2002	March 31, 2002
Calculation of EBITDA (as defined):
Net loss	$(11,176)	$(24,025)	$(4,488)
Plus:
Operating expenses:
Stock related expense for selling, general, and administrative matters	—	31	74
Impairment of property, plant and equipment	—	12,490	—
Depreciation and amortization	2,180	2,551	2,642
Placement fee on recapitalization (included in selling, general, and administrative expenses)	—	2,092	—
Legal settlement expenses (included in selling, general, and administrative expenses)	—	628	—
Interest expense, net	625	932	2,157
Extraordinary loss on early extinguishment of debt	8,951	5,761	—

EBITDA (as defined)	$580	$460	$385

Various remarks that we may make about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Such remarks are valid only as of today, and we disclaim any obligation to update this information. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission.

FIBERNET TELECOM GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN 000’S, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2003	2002
Revenues	$6,377	$7,014
Operating expenses:
Cost of services (exclusive of items shown separately below)	2,051	2,403
Selling, general and administrative expense excluding stock related expense	3,746	4,226
Stock related expense for selling, general, and administrative matters	—	74
Loss on early extinguishment of debt	8,951	—
Depreciation and amortization	2,180	2,642

Total operating expenses	16,928	9,345

Loss from operations	(10,551)	(2,331)
Interest expense, net	(625)	(2,157)

Loss from operations before income taxes	(11,176)	(4,488)
Income taxes	—	—

Net loss	(11,176)	(4,488)
Preferred stock dividends	—	(28)

Net loss applicable to common stockholders	$(11,176)	$(4,516)

Net loss applicable to common stockholders per share—basic and diluted	$(0.33)	$(2.18)
Weighted average common shares outstanding—basic and diluted	34,119	2,074

FIBERNET TELECOM GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(IN 000’S, EXCEPT PER SHARE AMOUNTS)

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,857	$3,788
Restricted cash	2,317	—
Accounts receivable, net of allowance of $1,005 at March 31, 2003 and December 31, 2002	2,671	2,765
Prepaid expenses and other	569	740

Total current assets	9,414	7,293
Property, plant and equipment, net	93,069	95,122
Other Assets:
Goodwill	7,509	7,509
Deferred charges, net of accumulated amortization of $1,083 and $1,405 at March 31, 2003 and December 31, 2002, respectively	2,287	3,383
Other assets	258	488

Total other assets	10,054	11,380

TOTAL ASSETS	$112,537	$113,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,288	$4,147
Accrued expenses	3,770	5,608
Deferred revenues	5,126	4,613
Capital lease obligation—current portion	—	271

Total current liabilities	12,184	14,639
Long-Term Liabilities:
Notes payable, less original issue discount of $2,841 and $4,880 at March 31, 2003 and December 31, 2002, respectively	19,246	30,356
Capital lease obligation	—	202

Total liabilities	31,430	45,197

Stockholders’ Equity:
Common stock, $.001 par value, 2,000,000,000 shares authorized and 35,215,398 and 26,405,482 shares issued and outstanding at March 31, 2003 and December 31, 2002, respectively	35	26
Additional paid-in-capital and other	424,973	401,298
Accumulated deficit	(343,901	(332,726

Total stockholders’ equity	81,107	68,598

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$112,537	$113,795

FIBERNET TELECOM GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(DOLLARS IN 000’S)

	Three Months Ended March 31,
	2003	2002
Cash flows from operating activities:
Net loss applicable to common stockholders	$(11,176)	$(4,516)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,180	2,642
Preferred stock dividends	—	28
Stock related expense	—	74
Loss on early extinguishment of debt, non-cash portion	8,899	—
Capitalized accrued interest on notes payable	299	—
Other non-cash items	200	477
Change in assets and liabilities:
(Increase) decrease in accounts receivable, prepaid expenses and other assets	496	(263)
Decrease in accounts payable, accrued expenses and deferred revenues	(502)	(2,113)

Cash provided by (used in) operating activities	396	(3,671)

Cash flows from investing activities:
Capital expenditures	(347)	(254)
Increase in restricted cash	(2,317)	—

Cash used in investing activities	(2,664)	(254)

Cash flows from financing activities:
Net proceeds of debt financings	(1,163)	2,819
Net proceeds from issuance of equity securities	3,500	(50)
Repayment of capital lease obligation	—	(63)

Cash provided by financing activities	2,337	2,706

Net increase (decrease) in cash and cash equivalents	69	(1,219)
Cash and cash equivalents at beginning of period	3,788	3,338

Cash and cash equivalents at end of period	$3,857	$2,119

Supplemental disclosures of cash flow information:
Interest paid	$—	$165
Income taxes paid	—	—
Non-cash financing activities:
Conversion of accrued interest into notes payable	$385	$—
Conversion of notes payable into common stock	13,382	—

# # # #